SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: February 19, 1998

                                BIORELEASE CORP.
           ---------------------------------------------------------
               (Exact name of registrant as specified in charter)



   Delaware                       88-0218411                        0-15260
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Jurisdiction of                 Commission File                I.R.S. Employer
 Incorporation                      Number                      Identification
                                                                    Number



                340 Granite St., Suite 200, Manchester, NH 03102
                ------------------------------------------------
                    (Address of principal executive offices)



            Registrant's telephone number:       (603) 641-8443
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


Item 5.     Other Events.

      BIORELEASE  CORP.,  a publicly  owned company  (listed on the OTC Bulletin
Board: BRLZ), and XENIX RESOURCES, INC., a privately owned Alabama corporation ("Xenix") have signed a definitive agreement for an exchange of shares, pursuant to which BRLZ will acquire XENIX in a reverse acquisition.

      The currently outstanding BRLZ shares are proposed to be reverse split approximately 1 for 27, resulting in 356,000 post-reverse split shares, and BRLZ will then issue a total of 8,724,000 post-reverse split shares to XENIX's shareholders and others. Prior to closing, BRLZ will sell or otherwise dispose of its interest in its wholly-owned subsidiary, Biorelease Technologies, Inc., in a manner designed to benefit BRLZ shareholders of record as of the record date to be set for approval of the XENIX acquisition. XENIX's management will assume control of BRLZ, which will change its corporate name to XENIX RESOURCES, INC. XENIX, headquartered in Birmingham, Alabama, is a leading supplier of high grade metallurgical coal for industrial use and also produces steam coal for electric generation, for sale to utilities in the southern United States. XENIX's customers, in addition to numerous privately owned coking and industrial cement companies, include Alabama Electric Cooperative, Seminole Electric Cooperative, Gulf Power Company, and Mississippi Power Company. Historically, approximately 70% of XENIX's revenues have been generated from sale of its coking coal used in the production of high grade steel for use in foundries and for the construction of buildings, bridges, etc. XENIX, via its wholly owned subsidiaries, was founded in 1989 by Derrell J. Chamblee, a 30-year veteran of the coal industry. As of and for the nine months ended September 30, 1997, XENIX had total assets of $19.4 million, a net worth of $4.2 million, and nine month revenues and net income of $14.6 million and $1.04 million, respectively (audited).

      The Board of Directors of BRLZ has named Dr. Bruce Reeves, who was BRLZ's president from 1992 until December 1996, as interim president of BRLZ pending completion of the reverse merger. Completion of the reverse merger is subject to, among other things, shareholder approval by both BRLZ and XENIX, and the filing with the Securities and Exchange Commission, and effectiveness, of a proxy statement/prospectus. Upon completion of the reverse merger, the newly-reorganized company intends to file for a listing on the NASDAQ.

                                    SIGNATURES
                                    ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIORELEASE CORP.


                        By:   /s/ R. Bruce Reeves
                                  ------------------------
                                  R. Bruce Reeves, Interim President


Dated: February 19, 1998